UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BSD MEDICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	75-1590407
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah	84119
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: ______________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant incorporates by reference the section entitled "Description of Securities" from Amendment No. 4 to the Registration Statement on Form SB-2 (File No. 333-112240) filed with the Securities and Exchange Commission on July 23, 2004, including any subsequently filed amendments and reports updating such description.

ITEM 2.  EXHIBITS.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BSD MEDICAL CORPORATION
Date: April 22, 2008

By: /s/ Hyrum A. Mead
Name: Hyrum A. Mead
Title: President